Calculation of Filing Fee Tables
S-3
Digimarc Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.001 per share(1)	415(a)(6)						S-3	333-272903	05/21/2026
Carry Forward Securities		Equity	Preferred Stock, par value $0.001 per share(1)	415(a)(6)						S-3	333-272903	05/21/2026
Carry Forward Securities		Debt	Debt Securities(1)	415(a)(6)						S-3	333-272903	05/21/2026
Carry Forward Securities		Other	Warrants(1)	415(a)(6)						S-3	333-272903	05/21/2026
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 50,000,000.00			S-3	333-272903	05/21/2026	$ 5,510.00
			Total Offering Amounts:				$ 50,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. (2) Digimarc Corporation (the "Registrant") is registering hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $50,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of debt securities, such indeterminate number of shares of common stock that may be issued upon conversion of preferred stock and such indeterminate number of shares of common stock and preferred stock and principal amount of debt securities that may be issued upon exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (3) The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. (4) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement consist of $50,000,000 of unsold securities (the "Unsold Securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-272903) filed by the predecessor issuer of the Registrant, which was initially filed with the Securities and Exchange Commission (the "Commission") on June 23, 2023 and declared effective on July 19, 2023, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission to reflect the succession of the Registrant as successor issuer pursuant to Rule 414 under the Securities Act (as so amended, the "Prior Registration Statement"), which was declared effective on May 21, 2026. In connection with the filing of the Prior Registration Statement, the predecessor issuer of the Registrant paid a filing fee of $5,510 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date